AGREEMENT

This Agreement is entered into effective as of the 29th day of September, 2006 (the "Effective Date") by and among Pacer Holdings of Lafayette, Inc. d/b/a Pacer Health Holdings of Lafayette, Inc., a Louisiana corporation ("Assignor"), Southpark Holdings II,

L.L.C., a Louisiana limited liability company

("Assignee"), and Southpark Community Hospital, L.L.C., a Louisiana limited liability company (the "Company").

RECITALS:

WHEREAS, on August 15, 2002, the Company (then known as Southpark Surgical Center, L.L.C.) was formed by the filing of Articles of Organization with the Louisiana Secretary of State, said Articles of Organization attached hereto as Exhibit "A"; and

WHEREAS, on August 4, 2003, an Operating Agreement regarding the operations of the Company was prepared and distributed to potential investors in the Company as an attachment to a Private Offering Memorandum, but was never executed by the members of the Company, said Operating Agreement is attached hereto as Exhibit "B"; and

WHEREAS, on August 19, 2003, certain individual members of the Company, including
James H. Morgan, Maximo LaMarche, M.D., Robert Franklin, M.D., Connie Morgan, David
Allie, M.D., Wayne Bernard, M.D., Roderick Clark, M.D. and Robin C. Ardoin, D.D.S., Ph.D.,
entered into a First Amended and Restated Operating Agreement regarding the operations of the
Company, said First Amended and Restated Operating Agreement is attached hereto as Exhibit
"B"; and

WHEREAS, on December 6, 2005, Assignor and certain individual members of the Company entered into a Second Amended and Restated Operating Agreement regarding the operations of the Company, said Second Amended and Restated Operating Agreement attached hereto as Exhibit "B"; and

WHEREAS, Assignor owns a 60% Class A membership interest in the Company (the "Membership Interest"); and

WHEREAS, Assignor desires to transfer and assign the Membership Interest to Assignee, and Assignee desires to acquire the Membership Interest from Assignor, on the terms and conditions set forth herein; and

WHEREAS, Assignor will withdraw as a member of the Company; and

WHEREAS, Assignee will be admitted as a member of the Company as to the Membership Interest transferred; and

NOW THEREFORE, for and in consideration of foregoing recitals which are incorporated herein by reference, and other good and valuable consideration in hand paid by each party to the other party, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree to the terms of this Agreement as follows:

Recitals. The Recitals to this Agreement, which the parties acknowledge are true and correct, are hereby incorporated herein by this reference.

2.

Purchase by Assignee.

a.

Purchase, Sale and Waiver. Upon the terms and subject to the conditions set forth in this Agreement, Assignor hereby sells, bargains, transfers, and assigns the
Membership Interest to Assignor for the Purchase Price (defined below), free and clear of any liens, claims or encumbrances. Further, except as specifically provided herein (including Exhibits hereto), Assignor hereby waive, forgive, and release any claim in, to, or against the Company,
Assignee or any Members, employees, agents, contractors of affiliates thereof (the "Released
Parties"), or in, to, or against the property of any of the Released Parties. Further, except as specifically provided herein (including Exhibits hereto), the Released Parties hereby waive, forgive, and release any claim in, to, or against Assignor, or in, to, or against the property of
Assignor or Pacer.

b.

Purchase Price. The purchase price to be paid by Assignee to Assignor for the Membership Interest shall be Three Million Dollars ($3,000,000)

(the "Purchase Price"),

payable as provided in part c below.

c.

Consideration. In payment of the Purchase Price, Assignee hereby delivers to Assignor the following, the receipt and sufficiency of which Assignor hereby acknowledges:

(1)

One certain promissory note

("Note I") in the total principal

amount of One Million Five Hundred Dollars ($1,500,000), the original of which is attached as Exhibit "C-I" and which shall be executed contemporaneously with this Agreement; and

(2)

One certain promissory note

("Note

2") in the total principal

amount of One Million Five Hundred Dollars ($1,500,000), the original of which is attached as Exhibit "C-2" and which shall be executed contemporaneously with this Agreement; and

(3)

The Pledge and Security Agreement in favor of Assignor of the

Membership Interest, the original of which is attached hereto as Exhibit "D" and which shall be executed contemporaneously with this Agreement; and

4.

Assignor's Representations and Warranties. Assignor represents and warrants to

Assignee and the Company as follows:

Southpark Agreement 2006-10-13 l JK (('LEAN) (2)

a.

Good Standing. Assignor is a corporation validly formed under the laws of the State of Louisiana, legally existing and in good standing. Attached hereto as Exhibit "E"
is a form of opinion of Assignor's counsel opining to same, which opinion may be delivered to
Assignee and the Company after the Effective Date, but must be delivered to Assignee and the
Company prior to Assignee and the Company being required to make any payments on Note I or
Note 2.

b.

Intentionally Omitted.

c.

Ownership of Purchased Interests. Assignor is the sole legal, beneficial and record owner of the Membership Interest.

d.

Title. Assignor has

(a) good and valid title to the Membership Interest, free and clear of all claims, encumbrances, security interests or other liens (collectively, "Security Interests"), (b) the right to sell, assign, and transfer the Membership Interest (with all voting rights) to Assignee, free and clear of any restrictions on such transfer (other than restrictions under applicable federal or state securities laws and the Second Amended and Restated Operating Agreement of the Company) or Security Interests, and (c) made any and all required capital contributions to the Company.

e.

Indemnification. Assignor will indemnify and hold Assignee harmless from any claim which questions the validity of the Membership Interest, Assignor's ownership thereof, or any attempt to revoke or modify the transactions pursuant to which Assignor acquired the Membership Interest, including but not limited to, any claim of lack of consideration.

f.

Assets and liabilities.

i.

Of Assignor. Assignor has no assets other than the Membership

Interest, and no liabilities, asserted or unasserted, actual or contingent. including but not limited to inter-company liabilities. Assignor will indemnify and hold Assignee harmless from any liability of Assignor, of any kind or nature whatsoever, existing (regardless of whether asserted or unasserted) on the Effective Date,

ii.

No Assumption. Nothing herein shall be construed, directly or indirectly, as an assumption by the Company or Assignee or as an assignment by Assignor, of any liability or obligation of Assignor. Assignor will indemnify and hold Assignee and Company harmless from any contract, obligation, or liability of either of them of any kind or nature whatsoever.

g.

No Actions. No prior consent, approval or authorization of, registration,

qualification, designation, declaration or filing with, or notice to or action by any federal, state or local governmental or public authority or agency, is required for the valid execution, delivery and performance by the Assignor of this Agreement.

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h.

No Conflict. The execution, delivery and performance of this Agreement by Assignor and the consummation by Assignor of the transactions contemplated hereby, will not (i) contravene, conflict with, or result in a violation of or default under any provision of the Articles of Incorporation (as amended) or the Bylaws of Assignor; (ii) violate any provision of law, ordinance or regulation or order, judgment or decree of any court or any governmental authority; or (iii) conflict with, or result in the breach of, or constitute a default under any agreement, contract, lease or instrument binding upon Assignor.

i.

Authority; Binding Obli ag tion. Assignor has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. Assignor has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

j.

Disclosure. No representation or warranty made by Assignor in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading under the circumstances in which they were made.

5.

Assignee's Representations and Warranties. Assignee represents and warrants to

Assignor as follows:

a.

Good Standing. Assignee is a limited liability company validly formed under the laws of the State of Louisiana, legally existing and in good standing.

b.

No Actions. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to or action by any federal, state or local governmental or public authority or agency, is required for the valid execution, delivery and performance by Assignee of this Agreement.

c.

No Conflict. The execution, delivery and performance of this Agreement by Assignee and the consummation by Assignee of the transactions contemplated hereby, will not (i) contravene, conflict with, or result in a violation of or default under any provision of the Articles of Organization or the Operating Agreement of Assignee; (ii) violate any provision of law, ordinance or regulation or order, judgment or decree of any court or any governmental authority; or (iii) conflict with, or result in the breach of, or constitute a default under any agreement, contract, lease or instrument binding upon Assignee.

d.

Authority; Binding Obligation. Assignee has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. Assignee has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms subject to bankruptcy, reorganization, insolvency and other similar

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laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

6.

Miscellaneous.

a.

Public Announcements. Neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing herein will prohibit either party from responding to an inquiry from a third party to the extent that such party determines such action to be required by applicable law, in which case the party making such determination will use reasonable efforts to allow the other party reasonable time to take appropriate action in advance thereof.

b.

Successors and Assigns; Agreement. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors in interest, and their respective permitted assigns, heirs, administrators, executors or representatives. Neither party may assign or transfer any right or obligation under this Agreement without the prior written consent of the other party.

c.

Counterparts. This Agreement may be executed in any number of counterparts, including counterparts received as signed confirmed facsimiles, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

d.

Governing Law. This Agreement shall be deemed to be made under, and shall be construed in accordance with, and shall be governed by, the internal laws of the State of Louisiana, without regard to conflicts of law principles. Both parties consent to the jurisdiction of the federal and state courts of the State of Louisiana in any such action or proceeding and waives any objection to venue laid therein.

e.

Modifications and Waivers. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition or a continuing waiver after demand for strict compliance.

f.

Severability. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, then the remaining provisions of this Agreement will remain in full force and effect.

g.

Costs; Taxes. The parties shall pay their own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this

Agreement. Each party shall pay any federal, state and local taxes imposed on it by law as a result of the consummation of the transactions contemplated by this Agreement.

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h.

Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

i.

Entire Agreement. This Agreement (including the Recitals and Exhibits hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof,

and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

j.

Brokers, Finders. No agent, broker, investment banker or other person or entity acting on behalf of either party, or under its or his authority, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Assignor or Assignee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

k.

Indemnification. Each party

("Indemnifying Party") shall defend and

indemnify the other

("Indemnified Party") and the Indemnified Party's members, officers,

agents, servants and employees, against any and all claims and suits, even though wholly without merit, brought against the Indemnified Party or its members, officers, agents, servants or employees, to enforce any liability imposed by law or contract and seeking payment or other remedy in law or equity as a result of any obligation or fault of the Indemnifying Party, whether that obligation is contractual or legal, and whether the claim is for failure to perform, defect in performance, based in tort, or otherwise without limitation.

1.

Further Assurances. The parties agree to execute and deliver all documents, provide all information and take or forbear from taking all those actions that may be necessary or desirable to effectuate the contemplated transactions.

in.

No Rule of Construction. The parties acknowledge that all parties and their counsel hereto have read and fully negotiated all language used in this Agreement. The parties acknowledge that because all parties had an opportunity for their counsel to participate in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous or unclear language in favor of or against any party.

n.

No Third Party Benefit. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors,

assigns and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Southpark Agreement 2006-10-13 VJK (CLEAN) (,)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ASSIGNOR:

ASSIGNEE:

PACER HOLDINGS OF LAFAYETTE, INC. SOUTHPARK HQLDINGS II, L.L.C.

d/b/a PACER HEALTH HOLDINGS OF

LAFAYETTE, INC.

By:

Name:

By:

Title: Manager

Name:
Title:

THE COMPANY:

SOUTHPARK COM UNITY HOSPITAL,

L.L.C.

By:

Name:

Title

Chairman

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EXHIBIT A

ARTICLE OF ORGANIZATION OF

SOUTHPARK COMMUNITY HOSPITAL, L.L.C.

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EXHIBIT B

OPERATING AGREEMENT

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EXHIBIT C-1

PROMISSORY NOTE 1 ($1,500,000)

SOUTHPARK HOLDINGS II, L.L.C. TO PACER HOLDINGS OF LAFAYETTE, INC.

d/b/a PACER HEALTH HOLDINGS OF LAFAYETTE, INC.

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EXHIBIT C-2

PROMISSORY NOTE 2 ($1,500,000)

SOUTHPARK HOLDINGS II, L.L.C. TO PACER HOLDINGS OF LAFAYETTE, INC.

d/b/a PACER HEALTH HOLDINGS OF LAFAYETTE, INC.

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1

1

EXHIBIT D

PLEDGE AND SECURITY AGREEMENT-MEMBERSHIP INTEREST

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EXHIBIT E

FORM OF OPINION OF ASSIGNOR'S COUNSEL

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